Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the merger (the “merger”) of CFBanc Corporation (“CFBanc”) with and into Broadway Financial Corporation (“Broadway”) and include adjustments for the following:

•	certain reclassifications to conform the historical financial statement presentation of CFBanc to that of Broadway;

•
application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805 “Business Combinations” (“ASC 805”) to reflect the value of merger consideration of 13.626 shares of Broadway common stock in exchange for each outstanding share of CFBanc common stock and one share of Broadway’s Series A preferred stock for each share of CFBanc preferred stock;

•	transaction costs incurred in connection with the merger; and

•	the separate sales of Broadway common stock to certain institutional and accredited investors were completed shortly after the effective date of the merger.

The unaudited pro forma condensed combined financial statements and related notes are based on and should be read in conjunction with the following financial statements which are included in Exhibit 99.1 to  this Form 8-K/A: (i) the  audited consolidated financial statements of Broadway and the related notes as of and for the years ended December 31, 2020 and 2019 and (ii) the audited consolidated financial statements of CFBanc and the related notes as of and for the years ended December 31, 2020 and 2019.

The unaudited pro forma condensed combined statements of income for the years ended December 31, 2020 and 2019 combine the historical consolidated statements of income of Broadway and CFBanc, giving effect to the merger as if it had been completed on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical consolidated balance sheets of Broadway and CFBanc, giving effect to the merger as if it had been completed on December 31, 2020.

The unaudited pro forma condensed combined financial statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period or date.

Broadway has not completed its valuation analysis of the assets and liabilities of CFBanc, and related calculations in sufficient detail   to determine the fair market value of the CFBanc assets  acquired or liabilities  assumed,  Broadway has made preliminary estimates for intangible assets and certain financial assets and financial liabilities. In addition, certain CFBanc assets and liabilities are presented herein at their respective carrying amounts. All of the foregoing  should be treated as preliminary values.

The unaudited pro forma condensed combined financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the merger.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available, and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Dollars in Thousands)	As of December 31, 2020
Unaudited	Broadway Financial Corporation	CFBanc Corporation	Transaction Accounting Adjustments	Notes	Pro Forma Combined for Merger	Financing (l)	Pro Forma Combined for Merger and Financing
Assets:
Cash and due from banks	$71,110	$853	$(1,041)	(a)	$70,922	$30,851	$101,773
Interest-bearing deposits in other banks	24,999	31,044	—		56,043	—	56,043
Federal funds sold	—	53,896	—		53,896	—	53,896
Cash and cash equivalents	96,109	85,793	(1,041)		180,861	30,851	211,712
Securities available-for-sale, at fair value	10,698	125,462	—		136,160	—	136,160
Loans receivable, net of ALLL	360,129	215,735	(4,563)	(b)	571,301	—	571,301
Accrued interest receivable	1,202	1,577	—		2,779	—	2,779
Federal Reserve Bank stock, at cost	—	693	—		693	—	693
Federal Home Loan Bank (FHLB) stock, at cost	3,431	479	—		3,910	—	3,910
Office properties and equipment, net	2,540	5,168	—		7,708	—	7,708
Bank owned life insurance	3,147	—	—		3,147	—	3,147
Deferred tax assets, net	5,633	187	1,122	(c)	6,942	(698)	6,244
Core deposit intangibles	—	—	958	(d)	958	—	958
Goodwill	—	—	30,355	(e)	30,355	—	30,355
Other assets	489	1,367	—		1,856	—	1,856
Total assets	$483,378	$436,461	$26,831		$946,670	$30,153	$976,823

Liabilities and stockholders’ equity

Liabilities:
Deposits	$315,630	$330,342	—		$645,972	$—	$645,972
Securities sold under agreements to repurchase	—	47,429	—		47,429	—	47,429
FHLB advances	110,500	3,092	264	(f)	113,856	—	113,856
Notes payable - Merrill Lynch NMTC Corp., due 2040	—	14,000	—		14,000	—	14,000
Junior subordinated floating rate debentures, due 2024	3,315	—	—		3,315	—	3,315
Advance payments by borrowers for taxes and insurance	787	—	—		787	—	787
Other liabilities	4,261	2,782	2,944	(g)	9,987	—	9,987
Total liabilities	434,493	397,645	3,208		835,346	—	835,346

Stockholders’ equity:
Preferred Stock	—	3,000	—	(h)	3,000	—	3,000
Common Stock:
Voting, Class A	219	530	(390)	(i)	359	105	464
Nonvoting, Class B	—	419	(305)	(i)	114	—	114
Nonvoting, Class C	87	—	—		87	80	167
Additional Paid-in Capital	46,851	18,246	44,757	(j)	109,854	30,666	140,520
Retained Earnings	7,783	15,679	(19,664)	(k)	3,798	(698)	3,100
Other, including Treasury Stock, net	(6,055)	775	(775)	(j)	(6,055)	—	(6,055)
Total stockholders’ equity before noncontrolling interest	48,885	38,649	23,623		111,157	30,153	141,310

Noncontrolling interest	—	167	—		167	—	167

Total stockholders’ equity including noncontrolling interest	48,885	38,816	23,623		111,324	30,153	141,477

Total liabilities and stockholders’ equity	$483,378	$436,461	$26,831		$946,670	$30,153	$976,823

The accompanying Notes are an integral part of the Unaudited Pro Forma Condensed Combined Consolidated Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	Year Ended December 31, 2020
	Broadway Financial Corporation	CFBanc Corporation	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	(In thousands, except share and per share data)
Interest income:
Interest and fees on loans receivable	$17,016	$8,595	$2,289	(a)	$27,900
Interest on investment securities	253	1,911	—		2,164
Other interest income	375	634	—		1,009
Total interest income	17,644	11,140	2,289		31,073

Interest expense:
Interest on deposits	3,163	1,052	—		4,215
Interest on borrowings	2,312	704	60	(b)	3,076
Total interest expense	5,475	1,756	60		7,291
Net interest income before loan loss provision	12,169	9,384	2,229		23,782
Loan loss provision	(29)	(114)	—		(143)
Net interest income after loan loss recapture	12,140	9,270	2,229		23,639

Non-interest income:
Service charges	420	52	—		472
Net gain on sale of loans	276	—	—		276
Net gain on sale of securities	—	873	—		873
CDFI grant	203	152	—		355
Other, including NMTC activities	126	771	—		897
Total non-interest income	1,025	1,848	—		2,873

Non-interest expense:
Compensation and benefits	8,362	6,172	—		14,534
Occupancy expense	1,288	465	—		1,753
Professional services	2,299	973			3,272
Information services	937	1,122	—		2,059
Other	1,328	1,497	156	(c)	2,981
Total non-interest expense	14,214	10,229	156		24,599
(Loss) income before income taxes	(1,049)	889	2,073		1,913
Income tax (benefit) expense	(407)	112	601	(d)	306
Net (loss) income	$(642)	$777	$1,472		$1,607
Less net income attributable to non-controlling interest	—	(87)	—		(87)
Net (loss) income attributable to common stockholders	$(642)	$690	$1,472		$1,520

(Loss) earnings per common share - basic	$(0.02)	$0.37		(e)	$0.03
(Loss) earnings per common share - diluted	$(0.02)	$0.37		(e)	$0.03

Basic weighted average common shares outstanding	27,163,427	1,864,410		(e)	52,567,881
Diluted weighted average common shares outstanding	27,163,427	1,864,410		(e)	52,963,804

The accompanying Notes are an integral part of the Unaudited Pro Forma Condensed Combined Consolidated Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	Year Ended December 31, 2019
	Broadway Financial Corporation	CFBanc Corporation	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	(In thousands, except share and per share data)
Interest income:
Interest and fees on loans receivable	$15,845	$7,021	$3,037	(a)	$25,903
Interest on investment securities	359	1,916	—		2,275
Other interest income	643	3,151	—		3,794
Total interest income	16,847	12,088	3,037		31,972

Interest expense:
Interest on deposits	4,276	1,223	—		5,499
Interest on borrowings	2,110	694	63	(b)	2,867
Total interest expense	6,386	1,917	63		8,366
Net interest income before loan loss recapture	10,461	10,171	2,974		23,606
Loan loss recapture	7	46	—		53
Net interest income after loan loss recapture	10,468	10,217	2,974		23,659

Non-interest income:
Service charges	491	71	—		562
Net gain on sale of loans	204	—	—		204
CDFI grant	233	233	—		466
Other, including NMTC activities	124	1,529	—		1,653
Total non-interest income	1,052	1,833	—		2,885

Non-interest expense:
Compensation and benefits	7,357	6,271	—		13,628
Occupancy expense	1,265	484	—		1,749
Professional services	1,144	1,100	—		2,244
Information services	888	643	—		1,531
Other	1,417	1,196	174	(c)	2,787
Total non-interest expense	12,071	9,694	174		21,939
(Loss) income before income taxes	(551)	2,356	2,800		4,605
Income tax (benefit) expense	(345)	654	812	(d)	1,121
Net (loss) income	$(206)	$1,702	$1,988		$3,484
Less net income attributable to noncontrolling interest	—	(243)	—		(243)
Net income (loss) attributable to common stockholders	$(206)	$1,459	$1,988		$3,241

(Loss) earnings per common share - basic	$(0.01)	$0.78		(e)	$0.06
(Loss) earnings per common share - diluted	$(0.01)	$0.78		(e)	$0.06

Basic weighted average common shares outstanding	26,833,693	1,864,313		(e)	52,236,822
Diluted weighted average common shares outstanding	26,833,693	1,864,313		(e)	52,632,745

The accompanying Notes are an integral part of the Unaudited Pro Forma Condensed Combined Consolidated Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the years ended December 31, 2020 and 2019 combine the historical consolidated statements of income of Broadway and CFBanc, giving effect to the merger as if it had been completed on January 1, 2019. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical consolidated balance sheets of Broadway and CFBanc, giving effect to the merger as if it had been completed on December 31, 2020.

Broadway’s and CFBanc’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Broadway has not identified all adjustments necessary to conform CFBanc’s accounting policies to Broadway’s accounting policies.  As more information becomes available, Broadway will perform a more detailed review of CFBanc’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with Broadway being considered the acquirer of CFBanc. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of CFBanc based upon management’s preliminary estimate of their fair values as of December 31, 2020.

Broadway has not completed the valuation analysis and calculations in sufficient detail necessary to determine the fair market value of the CFBanc assets  acquired or liabilities  assumed,  Broadway has made preliminary estimates for intangible assets and certain financial assets and financial liabilities. In addition, certain CFBanc assets and liabilities are presented herein at their respective carrying amounts. All of the foregoing  should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

All dollar amounts presented within these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in thousands, except share and per share data.

Note 2. Preliminary purchase price allocation

The table below presents a calculation of merger consideration:

Calculation of merger consideration	Note	Amount
Share consideration:
Shares of CFBanc common stock	(i)	1,864,413
Exchange ratio		13.626
Shares of Broadway common stock issued		25,404,491
Broadway’s closing share price as of March 31, 2021		$2.49
Fair value of consideration for CFBanc common stock		$63,257
Consideration for preferred stock issued for CFBanc preferred stock		$3,000
Fair value of total merger consideration		$66,257

(i)
Under the terms of the merger agreement, holders of CFBanc common stock received a fixed number of shares of Broadway common stock based on an exchange ratio of 13.626 shares of Broadway common stock for each share of CFBanc common stock they held. For purposes of the unaudited pro forma condensed combined balance sheet, the merger consideration is based on the total number of shares of CFBanc common stock issued and outstanding as of March 31, 2021 and the closing price per share of Broadway common stock as of March 31, 2021.

 The following table sets forth a preliminary allocation of the merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of CFBanc using CFBanc’s audited consolidated balance sheet as of December 31, 2020:

December 31, 2020 (Dollars in thousands)	Amount
Fair value of total merger consideration	$66,257
Assets
Cash and cash equivalents	85,793
Investment securities	125,462
Loans receivable	211,172
Core deposit intangible	958
Other assets	10,593
Total assets	433,978
Liabilities and Equity
Deposits	(330,342)
FHLB advances	(3,356)
Short-term borrowings	(47,429)
Long-term debt	(14,000)
Accounts payable and other liabilities	(2,782)
Total liabilities	(397,909)
Noncontrolling interest	(167)
Less: Net assets	35,902
Goodwill	$30,355

Note 3. Adjustments to the unaudited pro forma condensed combined balance sheet

(a)	Represents payment of estimated transaction expenses related to the merger, net of accruals, income tax and amounts previously paid.

(b)
Represents net fair value adjustments of $7.3 million to reflect a preliminary estimate of the market value of CFBanc’s loans, offset in part by purchase accounting reversals of CFBanc’s allowance for loan losses of $2.6 million and deferred loan fees of $200 thousand. Also includes loans receivable held for sale.

(c)	Represents a purchase accounting adjustment to reflect the impact on deferred tax assets resulting from fair value adjustments to CFBanc’s loans, core deposit intangible asset and FHLB Advances.

(d)
Reflects the fair value of CFBanc’s core deposits in excess of book value, which is estimated to be .50% of core deposits. This asset will be amortized on an accelerated basis over an estimated life of ten years.

(e)
Represents the recognition of goodwill resulting from the merger equal to the excess of the consideration paid to CFBanc’s stockholders over the preliminary net fair value of the assets acquired and liabilities assumed. See Note 2 – Preliminary Purchase Price Allocation.

(f)	Represents a fair value adjustment for CFBanc’s FHLB advances that are at rates above current FHLB advance rates.

(g)	Represents net incremental accrued obligations resulting from the merger to be paid post-merger.

(h)	The preferred stockholder of CFBanc will received preferred stock of BYFC with substantially identical terms.

(i)
Reflects the par value of the common stock of BYFC that will be issued in the merger as purchase price consideration, offset in part by purchase accounting adjustments to eliminate the par value of CFBanc’s common stock accounts.

(j)
Reflects the balance of the value of the purchase price consideration paid to CFBanc’s stockholders, offset in part by purchase accounting adjustments to eliminate CFBanc’s additional paid-in capital and other equity accounts.

(k)
Reflects purchase accounting adjustments to eliminate CFBanc’s retained earnings account, as well as record $5.6 million in estimated additional transaction costs, less the related tax effect assuming a tax rate of 29%.

(l)
Reflects the sale of approximately 18,474,000 shares of common stock through private placements to certain institutional and accredited investors at a price of $1.78 per share. Also, assumes total issuance costs of $2.0 million. Also, reflects the write-down of Broadway’s deferred tax assets because the number of shares issued in the placements will trigger limitations on the future use of certain deferred tax assets imposed under federal and state income tax regulations.

The adjustment to the combined stockholders’ equity, excluding adjustments related to the private placements, is due to the following:

December 31, 2020 (Dollars in thousands)	Note	Amount
Fair value of common stock consideration issued	(i)	$63,257
Fair value of preferred stock consideration issued	(ii)	3,000
Estimated transaction costs not yet paid	(iii)	(3,985)
Pro forma adjustment to Broadway stockholders’ equity		62,272
Removal of CFBanc’s historical stockholders’ equity		(38,649)
Pro forma net adjustment to total stockholders’ equity		$23,623

(i)
As mentioned in Note 2, the value of total common stock consideration issued pursuant to the merger agreement is $63.3 million based on a stock price of $2.49 per share of Broadway common stock at March 31, 2021.

(ii)	Reflects the fair value of Broadway preferred stock issued pursuant to the merger agreement for the preferred stock of CFBanc.
(iii)	Reflects expenses to be paid, net of taxes, for estimated transaction costs not yet paid by both Broadway and CFBanc as a result of the merger.

Note 4. Adjustments to the unaudited pro forma condensed combined statement of income

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of income:

(a)
Represents an adjustment to interest income of $2.2 million for the year ended December 31, 2020 2020 and $3.0 million for the year ended December 31, 2019 to record estimated accretion of discounts on acquired loans that will be marked down to fair value upon completion of the merger. The accretion assumes that the estimated average life of the discounted loans is four years and that the loan discounts are amortized using a constant yield.

(b)
Represents an adjustment to interest expense on borrowings of $60 thousand for the year ended December 31, 2020 d 2020 and $63 thousand for the year ended December 31 2019 to record estimated amortization of premiums on certain acquired FHLB advances with interest costs above market. The amortization assumes that the estimated life of the advances is 55 months.

(c)
Represents an adjustment to other expenses of $157 thousand for the year ended December 31, 2020 and $174 thousand for the year ended December 31, 2019 to record amortization of the acquired core deposit intangibles. The adjustment is based upon an accelerated amortization schedule over an estimated life of ten years.

(d)	Marginal income taxes related to the pro forma pre-tax adjustments are estimated at Broadway’s marginal income tax rate of 29%.

(e)
Pro forma earnings per share were calculated by eliminating CFBanc’s basic and diluted common shares outstanding and adding the issuance of basic common shares by Broadway as merger consideration as follows:

	Year Ended December 31, 2020		Year Ended December 31, 2019
	Basic Shares Outstanding	Diluted Shares Outstanding	Basic Shares Outstanding	Diluted Shares Outstanding
	(In thousands, except per share data)
Weighted average common shares outstanding:
Broadway weighted average outstanding	27,163	27,163	26,834	26,834
CFBanc weighted average outstanding	1,864	1,864	1,864	1,864
Combined weighted average shares outstanding	29,027	29,027	28,698	28,698
Eliminate CFBanc’s weighted average outstanding	(1,864)	(1,864)	(1,864)	(1,864)
Record issuance of new Broadway common shares in the merger at the exchange ratio of 13.626	25,404	25,404	25,404	25,404
Broadway dilutive securities	N/A	396	N/A	396
CFBanc dilutive securities	N/A	—	N/A	—
Net pro forma adjustments	23,540	23,936	23,540	23,936
Pro forma combined weighted average common shares outstanding	52,567	52,963	52,238	52,634
Pro forma net income attributable to common shares	$1,520	$1,520	$3,241	$3,241
Pro forma earnings per share	$0.03	$0.03	$0.06	$0.06